FOR IMMEDIATE RELEASE

THORIUM POWER APPOINTS JAMES D. GUERRA
AS CHIEF OPERATING OFFICER

Nuclear Industry Veteran to Oversee Operations During Rapid Period of Growth

MCLEAN, Va., Nov 20, 2008 (BUSINESS WIRE) -- Thorium Power Ltd. (OTCBB: THPW), the leading developer of non-proliferative nuclear fuel technology and provider of comprehensive advisory services for emerging nuclear programs, today announced the appointment of James D. Guerra as Chief Operating Officer (COO). He succeeds Erik Hallstrom, who is leaving the Company to pursue other interests. In addition to his new role, Mr. Guerra will also serve as the interim Chief Financial Officer (CFO) pending the appointment of a successor.

Mr. Guerra has served as the CFO of Thorium Power for the past year. As CFO, he was instrumental in overseeing the Company's first revenue generating contacts and subsequent profitability. Under Mr. Guerra's leadership, Thorium Power professionalized its accounting and information technology systems, upgraded its internal business processes and corporate facilities, and expanded its international corporate presence.

Seth Grae, Chief Executive Officer of Thorium Power, stated: "I am pleased to announce the promotion of Jim Guerra. Over the past year, Jim has proven himself to be a proactive and results-oriented manager with comprehensive knowledge of the nuclear power industry. I greatly value Jim's judgment and insight. He has been a key player in growing our company to meet new challenges in the consulting field and has overseen our transition to profitability. With his expert knowledge of financial systems and extensive managerial experience, he will give us the executive expertise needed to continue our rapid growth."

Prior to joining Thorium Power, Mr. Guerra was the CFO of Exelon Business Services Company, the corporate services and operating company of Exelon, the largest producer of nuclear energy in the United States. Earlier in his career, Mr. Guerra was Vice President of Finance, Treasurer and Controller of Grupo Dina in North America and served in senior management positions with, among others, AT&T, Citigroup, and the Beatrice Companies. Mr. Guerra holds a B.A. in Economics from the University of Notre Dame and an M.M. in Accounting/Finance from Northwestern University's Kellogg School of Management.

About Thorium Power, Ltd.

Thorium Power (OTCBB:THPW) is a pioneering U.S. nuclear energy company based in McLean, VA. The Company develops non-proliferative nuclear fuel technology and provides comprehensive advisory services for emerging nuclear programs based on a philosophy of transparency, non-proliferation, safety and operational excellence. Thorium Power's technologies, which are aimed at both existing and future reactors, include nuclear fuel designs optimized to address key concerns regarding traditional nuclear power, including proliferation of weapons usable nuclear materials and reduction of nuclear waste. The Company maintains a seasoned team with unparalleled experience from the nuclear energy industry, regulatory and government affairs, non-proliferation and diplomacy. It leverages those broad and integrated capabilities by offering consulting and strategic advisory services to commercial entities and governments with a need to establish or expand nuclear industry capabilities and infrastructure. Thorium Power also maintains long-standing relationships with leading Russian nuclear entities, providing expert resources and facilities for its nuclear fuel development activities. The Company enters into partnerships with participants in the global nuclear industry, allowing it to address a wide range of international opportunities.

DISCLAIMER

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. These forward-looking statements may include the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, statements regarding benefits of new agreements and other statements identified by forward-looking terminology such as "may," "expects," "believes," "anticipates," "intends," "expects," "projects" or similar terms, variations of such terms or the negative of such terms. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. Such information is based upon various assumptions made by, and expectations of, our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond our control and upon assumptions with respect to the future business decisions which are subject to change. Accordingly, there can be no assurance that actual results will meet expectations and actual results may vary (perhaps materially) from certain of the results anticipated herein. Reference is made to the risk factors contained in our latest annual report as filed with the Securities and Exchange Commission. These factors may cause actual results to vary from the forward-looking statements contained in this release.

Further information is available on Thorium Power, Ltd.'s website at http://www.thoriumpower.com

Contact:

For more information:

Peter Charles
Thorium Power, Ltd.
Tel: (571) 730-1200
Email: ir@thoriumpower.com